UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2004

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 3, 2004, management of Golfsmith International Holdings, Inc. (the "Company") concluded that the Company's previously issued consolidated financial statements for the predecessor period from December 30, 2001 through October 15, 2002 included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 should (i) no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20 and (ii) be restated to reflect the accounting adjustments necessary to cure the error. Accordingly, the Company will restate its financial results for the predecessor period from December 30, 2001 through October 15, 2002, and intends to file as soon as practicable an amendment to its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 to reflect the restatement. No periods covered by the Company's consolidated financial statements other than the predecessor period from December 30, 2001 through October 15, 2002 are affected by the restatement.

In 1998, under prior ownership, Golfsmith International, Inc. ("GII") issued senior subordinated pay-in-kind notes and partnership interests, which represented an ownership interest in a wholly-owned subsidiary of GII and was reflected as minority interest on a consolidated basis. On October 15, 2002, the Company acquired all of the issued and outstanding shares of GII in a merger transaction. Immediately prior to the merger transaction in October 2002, GII entered into an agreement with the holder of the senior subordinated notes and minority interest to repurchase both the notes and the minority interest. The Company originally recognized an $8 million loss on debt extinguishment and a $4.1 million gain on repurchase of the minority interest. The $4.1 million gain on repurchase of the minority interest represented the excess of the carrying value of the minority interest over the cost to repurchase the minority interest. The Company has determined that the excess of the carrying value of the minority interest over the cost to repurchase the minority interest should first be allocated as a reduction of long term assets associated with the minority interest, and that the remaining excess should then be recognized as an extraordinary gain.

The restatement will result in an adjustment to the Company's reported extraordinary gain (negative goodwill arising from the purchase of the minority interest) included in the predecessor period from December 30, 2001 through October 15, 2002 in the Company’s consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, reducing the extraordinary gain from $4,121,927 to $2,021,602 for such period. As a result of the restatement, the Company’s reported net income for the predecessor period from December 30, 2001 through October 15, 2002 is expected to decrease by $2,100,325, from net income of $428,331 to a net loss of $1,671,994.

The decision to restate the Company's consolidated financial statements as discussed in this Current Report on Form 8-K was made by the Company’s management after consultation with the Company’s Audit Committee and Ernst & Young LLP, the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

December 9, 2004	By:	/s/ James D. Thompson

Name: James D. Thompson
Title: President and Chief Executive Officer